Exhibit 31.2

Certifications of Principal Financial Officer
Pursuant to Securities Exchange Act Rules 13a-14 and 15d-14

I, Larry D. Pickett, certify that:

(1)         I have reviewed this quarterly report on Form 10-Q, as amended, of Bay Bancorp, Inc.; and

(2)         Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: November 26, 2014	/s/ Larry D. Pickett
Larry D. Pickett
Chief Financial Officer
(Principal Financial Officer)